Exhibit 10.3

Chain Bridge I

Registration and Shareholder Rights Agreement Joinder

By executing and delivering this signature page, David G. Brown (the “Participant”) hereby acknowledges and agrees that Chain Bridge I (the “Company”) has agreed to grant to Participant 30,000 RSUs subject to and in accordance with that certain Letter Agreement, dated as of October 13, 2022, as may be amended, by and among the Company and the Participant. Further each of the Company and Chain Bridge Group, a Cayman Islands exempted limited liability company (“Sponsor”) and the Participant hereby acknowledge and agree that the Participant hereby joins in, becomes a party to and agrees to be bound by the terms and conditions of that certain Registration and Shareholder Rights Agreement dated as of November 9, 2021, as may be amended, by and among the Company, the Sponsor, CB Co-Investment LLC and the Holders (as such term is defined therein) (the “Registration Rights Agreement”), pursuant to which the Participant shall be bound by and subject to the terms of the Registration Rights Agreement as a “Holder” (as defined in the Registration Rights Agreement).

The undersigned hereby authorizes this signature page or a copy hereof to be attached to the Registration Rights Agreement or counterparts thereof.

Dated: October 13, 2022

COMPANY:

CHAIN BRIDGE I

By:	/s/ Michael Rolnick
Name: Michael Rolnick
Title: Chief Executive Officer

SPONSOR:

CHAIN BRIDGE GROUP

By:	/s/ Michael Rolnick
Name: Michael Rolnick

PARTICIPANT:

By:	/s/ David G. Brown
Name: David G. Brown